Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 21, 2019, with respect to the consolidated financial statements of OHA Investment Corporation included in the Registration Statement (Form N-2 No. 333-218596) and related Prospectus of Portman Ridge Finance Corporation for the registration of $250,000,000 worth of shares of its securities.

/s/ Ernst & Young LLP

Dallas, Texas

February 27, 2020